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                                                                    Exhibit 99.1
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                  SONICWALL ANNOUNCES TWO-FOR-ONE STOCK SPLIT

Sunnyvale, California (August 2, 2000)-SonicWALL, Inc. (NASDAQ: SNWL), a leading provider of Internet security for broadband access customers, today announced that its Board of Directors has approved a two-for-one stock split of its common stock. The split will be effected in the form of a common stock dividend. SonicWALL shareholders will receive one additional share of SonicWALL common stock for each share of common stock held of record at the close of business on August 25, 2000. Distribution of additional shares issued as a result of the split is expected to occur on or about September 15, 2000.

About SonicWALL, Inc.

SonicWALL, Inc. (NASDAQ: SNWL is the leading provider of Internet security solutions for broadband customers in the small to medium size enterprise (SME), branch office, telecommuter and education markets. The SonicWALL Internet security appliance is a high-performance, solid-state product that provides a robust, reliable, easy-to-use and affordable Internet security solution. SonicWALL provides firewall security, content filtering, virus protection and
VPN capabilities in a single, integrated platform.  In addition, SonicWALL offers its Global Management System for distributed enterprises and service providers that wish to provide managed security services to their hosting or Internet access customers. SonicWALL, Inc. is headquartered in Sunnyvale, California. For more information, contact SonicWALL at (408) 745-9600 or visit the company Website at http://www.sonicwall.com.
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Press Contact:
--------------
Larry Woodard
SonicWALL, Inc.
(408) 752-7803
larry@sonicwall.com
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Certain statements in this press release are "forward-looking statements" within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and undercertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL's actual results include, but are not limited to, the "Risk Factors" described in our Securities and Exchange Commission filings, including our Prospectus dated March 16, 2000. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.